Exhibit 4.6

                          SUBSIDIARY SECURITY AGREEMENT

                                              April 26, 2004

To:      Laurus Master Fund, Ltd.
         c/o Onshore Corporate Services, Ltd.
         P.O. Box 1234 G.T
         Queensgate House
         South Church Street
         Grand Cayman, Cayman Islands

Gentlemen:

      1. To secure the payment of all Obligations (as hereafter defined), the undersigned hereby grants to you a continuing security interest in all of the following property now owned or at any time hereafter acquired , or in which the undersigned now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all goods (including but not limited to equipment but expressly excluding inventory in which the undersigned now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.

      2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by (a) the undersigned to you hereunder and under the Guaranty (as amended, modified and supplemented from time to time, the "Guaranty") dated as of the date hereof made by the undersigned in favor of you pursuant to which the undersigned guarantied to you all of Conolog Corporation's ("Conolog") obligations to you pursuant to the Securities Purchase Agreement dated as of the date hereof between Conolog and you (as the same may be amended, modified and supplemented from time to time, the "Conolog Security Agreement") and by (b) Conolog to you whether under the Conolog Security Agreement, the Convertible Note dated as of the date hereof made by Conolog in favor of you in the original principal amount of $1,200,000 as amended, modified and supplemented from time to time or otherwise (the "Note") and the Related Agreements (as such term is defined in the Conolog Security Agreement.)

      3. The undersigned hereby  represents,  warrants and covenants to you that
(a) it is a company validly existing, in good standing under the law of the jurisdiction of its incorporation and will provide you thirty days prior written notice of any change in our jurisdiction of formation; (b) its legal name is "Nologoc Corp." as set forth in its certificate of incorporation as amended through the date hereof; (c) is the lawful owner of the Collateral and has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities; (d) the undersigned will keep the Collateral free and clear of all attachments, levies, taxes,
liens,   security   interests  and   encumbrances   of  every  kind  and  nature
("Encumbrances")except to the extent said Encumbrance does not secure indebtedness in excess of $20,000 and such Encumbrance is removed or otherwise released within 10 days of the creation thereof; (e) the undersigned will at its own respective cost and expense keep the Collateral in good state of repair and will not waste or destroy the same or any part thereof; (f) the undersigned will not without your prior written consent, sell, exchange, lease or otherwise dispose of any part of the Collateral (except for sales or inventory in the ordinary course of business) or our rights therein; (g) the undersigned will insure the Collateral jointly in our names against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall specify in amounts and under policies by insurers acceptable to you and all premiums thereon shall be paid by the undersigned and the policies delivered to you. If the undersigned fails to do so, you may procure such insurance and the cost thereof shall constitute Obligations; (h) the undersigned will at all times allow you or your representatives free access to and the right of inspection of the Collateral; (i) the undersigned hereby

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indemnifies  and saves you  harmless  from all loss,  costs,  damage,  liability and/or expense, including reasonable attorneys' fees, that you may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Agreement or the Guaranty or in the prosecution or defense of any action or proceeding either against you or the undersigned concerning any matter growing out of or in connection with this Agreement, the Guaranty and/or any of the Obligations and/or any of the Collateral.

      4. Following the occurrence and during the continuance of an Event of Default, you shall have the right to instruct all of my account debtors to remit payments on all accounts in accordance with your express written instructions. If, despite such instructions, the undersigned shall receive any payments with respect to accounts, such undersigned shall receive such payments in trust for your benefit, shall segregate such payments from its other funds and shall deliver or cause to be delivered to you, in the same form as so received with all necessary endorsements, all such payments as soon as practicable, but in no event later than two (2) business days after its receipt thereof. You shall have full power and authority to collect each account, through legal action or otherwise, and may settle, compromise, or assign (in whole or in part) the claim for any account, or otherwise exercise any other right now existing or hereafter arising with respect to any account if such action will facilitate collection.

      5. The undersigned shall be in default under this Agreement upon the happening of any of the following events or conditions, each such event or condition an "Event of Default" (a) the undersigned shall fail to pay when due or punctually perform any of the Obligations; (b) any covenant, warranty, representation or statement made or furnished to you by the undersigned or on our behalf was false in any material respect when made or furnished; (c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent said levy, seizure or attachment does not secure indebtedness in excess of $20,000 and such levy, seizure or attachment has not been removed or otherwise released within 10 days of the creation or the assertion thereof; (d) the undersigned shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of our property; (e) any proceedings under any bankruptcy or insolvency law shall be commenced by or against the undersigned and if commenced against the undersigned shall not be dismissed within 30 days;
(f) the undersigned shall repudiate, purport to revoke or fail to perform any of its obligations under the Guaranty or hereunder; or (g) an Event of Default shall have occurred under and as defined in the Conolog Security Agreement, the Note or the Related Agreements.

      6. Upon the occurrence of any Event of Default and at any time thereafter, you may declare all Obligations immediately due and payable and you shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, you will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire. Upon your request, the undersigned shall assemble the Collateral and make it available to you at a place designated by you. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten days before such disposition, postage prepaid, addressed to the undersigned either at our address shown herein or at any address appearing on your records for the undersigned. Any proceeds of any disposition of any of the Collateral shall be applied by you to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by you toward the payment of the Obligations in such order of application as you may elect, and the undersigned shall be liable for any deficiency.

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      7. If the undersigned  default in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, you may, at your option without waiving your right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to the undersigned, perform or fulfill the same or cause the performance or fulfillment of the same for our account and at our sole cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law .

      8. the undersigned appoints you, any of your officers, employees or any other person or entity whom you may designate as our attorney, with power to execute such documents in our behalf and to supply any omitted information and correct patent errors in any documents executed by us or on our behalf; to file financing statements against us covering the Collateral; to sign our name on public records; and to do all other things you deem necessary to carry out this Agreement. the undersigned hereby ratifies and approves all acts of the attorney and neither you nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Obligations remain unpaid.

      9. No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by you and then only to the extent therein set forth, and no waiver by you of any default shall operate as a waiver of any other default or of the same default on a future occasion. Your books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon us for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. You shall have the right to enforce any one or more of the remedies available to you, successively, alternately or concurrently. the undersigned agree to join with you in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to you and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the Collateral.

      10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to you hereunder shall enure to the benefit of your successors and assigns. The term "you" as herein used shall include your company, any parent of your company, any of your subsidiaries and any co-subsidiaries of your parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall enure to the benefit of and shall bind the representatives, successors and assigns of the undersigned and them. You and the undersigned hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and the undersigned agree not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection you or the undersigned may have as to the bringing or maintaining of such action with any such court.

      11. All notices from you to the undersigned shall be sufficiently given if mailed or delivered to us at our address set forth below.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereof have executed this Security Agreement this ___ day of April 26, 2004.

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

                                          NOLOGOC CORP.

                                          By:_____________________________

                                               Name:______________________

                                               Title:_____________________


                                          Address:

                                          Telephone No.:__________________

                                          Facsimile No.:__________________


                                          Address:

                                          Telephone No.:__________________

                                          Facsimile No.:__________________

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By:_______________________
   Name:
   Title:

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